UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to § 240.14a-12
BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BIG 5 SPORTING GOODS CORPORATION
2525 EAST EL SEGUNDO BOULEVARD
EL SEGUNDO, CALIFORNIA 90245
November 7, 2005
Dear Fellow Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”), to be held at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250 on December 8, 2005 at 10:00 a.m. local time and at any adjournments or postponements thereof (the “Annual Meeting”).
      At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	The election of two Class C directors to the Company’s Board of Directors, each to hold office until the 2008 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); and

2.	The transaction of such other business as may properly come before the Annual Meeting.
      Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement, Proxy Card relating to the meeting and the Company’s 2004 Annual Report on Form 10-K.
      Your vote is very important regardless of how many shares you own. We hope you can attend the annual meeting in person. However, whether or not you plan to attend the annual meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the annual meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Steven G. Miller
Chairman of the Board, President
and Chief Executive Officer

BIG 5 SPORTING GOODS CORPORATION
2525 EAST EL SEGUNDO BOULEVARD
EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2005

TO THE STOCKHOLDERS OF BIG 5 SPORTING GOODS CORPORATION:
      NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), will be held on December 8, 2005 at 10:00 a.m. local time, at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250 and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.	The election of two Class C directors to the Company’s Board of Directors, each to hold office until the 2008 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); and

2.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
      Only stockholders of record of the Company’s common stock at the close of business on November 1, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245 for at least ten days prior to the meeting and will also be available for inspection at the meeting.
      YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.
      If you plan to attend:
      Please note that admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed Proxy or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary S. Meade
Secretary
El Segundo, California
November 7, 2005

PROXY STATEMENT RELATING TO ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING
ELECTION OF DIRECTORS
PERFORMANCE GRAPH

BIG 5 SPORTING GOODS CORPORATION
2525 EAST EL SEGUNDO BOULEVARD
EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 8, 2005

      This Proxy Statement is being furnished to the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of the Company’s stockholders to be held on December 8, 2005 at 10:00 a.m. local time at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, and at any adjournments or postponements thereof (the “Annual Meeting”).
      At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share, will be asked to vote upon: (i) the election of two Class C directors to the Company’s Board of Directors, each to hold office until the 2008 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified) and (ii) any other business that properly comes before the Annual Meeting.
      This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about November 7, 2005. The address of the principal executive offices of the Company is 2525 East El Segundo Boulevard, El Segundo, California 90245.
ANNUAL MEETING
Record Date; Outstanding Shares; Quorum
      Only holders of record of the Company’s common stock at the close of business on November 1, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 22,683,977 shares of common stock outstanding and entitled to vote, held of record by 137 stockholders. A majority, or 11,341,989, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote, in person or by proxy, for each share of common stock standing in such stockholder’s name on the books of the Company as of the Record Date on any matter submitted to the stockholders.
Voting of Proxies; Votes Required
      Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted FOR the election of each director nominee listed on the Proxy Card. The Company’s Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.
      Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation notice to the Secretary of Big 5 Sporting Goods Corporation, 2525 East El Segundo Boulevard, El Segundo, California 90245, (ii) submitting a subsequent valid Proxy Card or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any notice of revocation sent to the Company must include the stockholder’s name.
      Elections of directors are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting.
Abstentions; Broker Non-Votes; Withheld Votes
      A stockholder may vote to “abstain” on any other proposals which may properly come before the Annual Meeting. If a stockholder votes to “abstain,” such stockholder’s shares will be counted as present at the meeting for purposes of determining a quorum on all matters and for purposes of calculating the vote, but will not be considered to be votes cast with respect to such matters. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast with respect to such matters. Therefore, abstentions and broker non-votes will have no effect on the outcome of the election of directors. In addition, in the election of directors, a stockholder may withhold such stockholder’s vote. Withheld votes will be excluded from the vote and will have no effect on the outcome of such election.
Solicitation of Proxies and Expenses
      This proxy solicitation is made by the Company, and the Company will bear the cost of the solicitation of proxies from its stockholders. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, via the Internet or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

ELECTION OF DIRECTORS
General
      The Board of Directors consists of three classes, consisting of Class A directors, Class B directors and Class C directors. The terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2006 (Class A), the year 2007 (Class B) and the year 2005 (Class C). Each director holds office until such director’s successor is duly elected and qualified. Directors elected to succeed those directors whose terms then expire will be elected for a term of office expiring at the third succeeding annual meeting of stockholders of the Company after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.
      Only members of Class C, Steven G. Miller and Jennifer Holden Dunbar, are nominees for election to the Board of Directors at the Annual Meeting. Each Class C director elected will hold office until the 2008 annual meeting of stockholders (and until such director’s successor shall have been duly elected and qualified). Both of the nominees currently serve on the Board of Directors of the Company.
      Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors. Broker non-votes in the election of directors will not be counted as voting at the meeting and therefore will not have an effect on the election of the nominees listed below. Withheld votes will also have no effect on the election of the nominees. The two nominees receiving the highest number of votes from holders of shares of common stock represented and voting at the Annual Meeting will be elected to the Board of Directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.
      Except as set forth below, there are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. Except as disclosed under “Certain Relationships and Related Transactions — Amended and Restated Stockholders Agreement” and “Employment Agreements,” there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which such person has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in such person’s capacity as such).
Nominees for Terms Expiring in 2008 (Class C Directors)
      Jennifer Holden Dunbar has served as a director since February 2004. Since March 2005, Ms. Dunbar has served as Principal, Co-Founder and Managing Director of Dunbar Partners, LLP, a provider of investment and advisory services. Since 1994, Ms. Dunbar has also served as the President of Willow III, Inc., a personal holding company. From 1994 to 1998, Ms. Dunbar was a partner of Leonard Green & Partners, L.P., a private equity firm. Age: 42.
      Steven G. Miller has served as Chairman of the Board, Chief Executive Officer and President since 2002, 2000 and 1992, respectively. Steven G. Miller has also served as a director since 1992. In addition, Steven G. Miller served as Chief Operating Officer from 1992 to 2000 and as Executive Vice President, Administration from 1988 to 1992. Steven G. Miller is Michael D. Miller’s brother. Age: 53.
Directors Whose Terms Will Expire in 2006 (Class A Directors)
      G. Michael Brown has served as a director since 2002. Mr. Brown has been a senior litigation partner with the law firm Musick, Peeler & Garrett LLP since 2001. Prior to that, Mr. Brown was a partner at the law firm Berger, Kahn, Shafton, Moss, Figler, Simon & Gladstone from 1996 to 2001. Age: 52.

      John G. Danhakl has served as a director since 1997. Mr. Danhakl has been a partner of Leonard Green & Partners, L.P., a private equity firm, since 1995. From 1990 to 1995, Mr. Danhakl was a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation. Prior to joining Donaldson, Lufkin & Jenrette Securities Corporation, Mr. Danhakl was a Vice President at Drexel Burnham Lambert Incorporated. Mr. Danhakl is also a member of the board of directors of Arden Group, Inc., Leslie’s Poolmart, Inc., Liberty Group Publishing, Inc., VCA Antech, Inc., PETCO Animal Supplies, Inc., Phoenix Scientific Inc., Rite Aid Corporation, AsianMedia Group and Diamond Triumph Auto Glass, Inc. Age: 49.
Directors Whose Terms Will Expire in 2007 (Class C Directors)
      Sandra N. Bane has served as a director since 2002. Since 1999, Mrs. Bane has been a principal of Bane Consulting, a business consulting firm. Mrs. Bane retired from KPMG LLP as an audit partner in 1998 after 23 years with the firm. While at KPMG LLP, Mrs. Bane headed the Western region’s Merchandising practice for the firm, helped establish the Employee Benefits audit specialist program and was partner in charge of the Western region’s Human Resource department for two years. Mrs. Bane is also a member of the board of directors of PETCO Animal Supplies, Inc. and Transamerica Premier Investment Funds, a mutual fund company, and serves as a member of the board for several nonprofit institutions in her community. She is also a member of the AICPA and the California Society of Certified Public Accountants. Age: 53.
      Michael D. Miller, Ph.D. has served as a director since 1997. Dr. Miller is a mathematical consultant at The RAND Corporation, an independent nonprofit research and analysis organization. He retired from The RAND Corporation as a senior mathematician in 2002 after 25 years with the organization. Dr. Miller has also taught mathematics at the University of California, Los Angeles since 1973. Dr. Miller is Steven G. Miller’s brother. Age: 56.
Board Meetings and Committees
      The Board of Directors of the Company held five meetings during the fiscal year ended January 2, 2005 and acted by unanimous written consent on two occasions. During the fiscal year ended January 2, 2005, each incumbent director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings of the committees on which such director served (in each case, during the periods that such director served). It is the policy of the Board of Directors that directors who are nominees for election to the Board of Directors at the Corporation’s annual meeting of stockholders should attend such annual meeting, except in the case of extenuating or exceptional circumstances. All of the directors attended the Company’s 2004 annual meeting of stockholders.
      The Board of Directors consists of three classes: Class A directors, Class B directors and Class C directors. The terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2006 (Class A), the year 2007 (Class B) and the year 2005 (Class C). Directors are elected to three-year terms. Each director holds office until such director’s successor is duly elected and qualified. It is the policy of the Board of Directors that a majority of the Board of Directors shall be “independent” as that term is defined in Marketplace Rule 4200(a)(15) of the Nasdaq National Market’s listing standards. The Board of Directors has determined that Sandra N. Bane, G. Michael Brown, Jennifer Holden Dunbar and John G. Danhakl, each of whom is a current member of the Board of Directors, are independent.

Executive Sessions of Independent Directors
      To promote open discussion among the independent directors, the independent directors meet in executive session at least two times per year, either before or after regularly-scheduled board meetings. The Chair of the Audit Committee presides at these executive sessions. Any independent director may request that an executive session of the independent members of the Board of Directors be scheduled. Following such meetings, the Chair of the Audit Committee (or another designated director) will discuss with the Chairman of the Board and the Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions. The independent directors met twice during the fiscal year ended January 2, 2005.

Director Qualifications and Nominations Process
      The Board of Directors does not have a nominating or similar committee and therefore has not adopted a written charter for such a committee. It is the policy of the Board of Directors that, in addition to being approved by a majority of the Board of Directors, each nominee must be approved by a majority of the independent directors then serving. The Board of Directors believes that each member of the Board of Directors should participate in the selection of director nominees and that, because each nominee must be approved by a majority of the independent directors then serving, a separate nominating committee is unnecessary.
      The policy of the Board of Directors is to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment and willingness to devote the requisite time to their duties as director, and who will contribute to the overall corporate goals of the Company. Candidates are evaluated and selected based on their individual merit, as well as in the context of the needs of the Board of Directors as a whole. In evaluating the suitability of individual candidates for election or re-election to the Board of Directors, the Board of Directors takes into account many factors, including understanding of the retail sporting goods industry, sales and marketing, finance and other elements relevant to the Company’s business, educational and professional background, age, and past performance as a director. The Board of Directors evaluates each individual in the context of the composition and needs of the Board of Directors as a whole, including the independence requirements imposed by the Nasdaq Stock Market’s National Market and the Securities and Exchange Commission, with the objective of recommending a group that can best perpetuate and build on the success of the business and represent stockholder interests. In determining whether to recommend a director for re-election, the Board of Directors also considers the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and contributions to its activities. The Board of Directors uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.
      Stockholders who have beneficially owned more than five percent of the Corporation’s then-outstanding shares of common stock for a period of at least one year as of the date of making the proposal may propose candidates for consideration by the Board of Directors by submitting the names and supporting information to: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 E. El Segundo Blvd, El Segundo, CA 90245-4632. A stockholder recommendation for nomination must be submitted in accordance with the Company’s Amended and Restated Bylaws and must contain the following information about the proposed nominee, as well as documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the nominee, a resume of his or her business and educational background, the information that would be required under the Securities and Exchange Commission’s rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected. The Board of Directors does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder.

Audit Committee
      The Board of Directors has a standing audit committee, which is chaired by Sandra N. Bane and currently consists of Ms. Bane, Ms. Dunbar and Mr. Danhakl. Each of the members of the audit committee is “independent” as that term is defined in Marketplace Rule 4200(a)(15) of the Nasdaq National Market’s listing standards and meets the additional audit committee independence requirements set forth in Marketplace Rule 4350(d)(2) of the Nasdaq National Market’s listing standards. The Board of Directors has determined that Ms. Bane qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

      On February 10, 2004, the Board of Directors adopted an amended and restated written charter for the audit committee to comply with the requirements of the Sarbanes-Oxley Act of 2002, as well as the requirements of the Securities and Exchange Commission and the Nasdaq Stock Market’s National Market.
      Among other things, the functions of the audit committee are to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	pre-approve all audit and permissible non-audit services to be performed for the Company by its registered public accounting firm in accordance with the provisions of § 10A(i) of the Securities Exchange Act of 1934, as amended;

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	review and discuss with the Company’s management and independent auditors the Company’s audited financial statements, including the adequacy and effectiveness of the Company’s internal accounting controls;

•	discuss with the Company’s management and independent auditors any significant changes to the Company’s accounting principles;

•	review the independence and performance of the Company’s independent auditors; and

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies.
      The audit committee held five meetings during the fiscal year ended January 2, 2005.

Compensation Committee
      The Board of Directors has a standing compensation committee, which is chaired by G. Michael Brown and currently consists of Mr. Brown, Ms. Bane and Mr. Danhakl. Each of the members of the compensation committee is “independent” within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq National Market’s listing standards. Among other things, the function of the compensation committee is to review and recommend to the Board of Directors the compensation and benefits of the Company’s executive officers and to administer the Company’s 2002 Stock Incentive Plan. Grants of stock options under the Company’s 2002 Stock Incentive Plan to, and compensation for, executive officers are approved by Ms. Bane and Mr. Danhakl, with Mr. Brown either recusing himself or abstaining. Ms. Bane and Mr. Danhakl each is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee held three meetings during the fiscal year ended January 2, 2005.
Compensation of Directors
      Directors who are also employees of the Company are compensated as officers of the Company and receive no additional compensation for serving as directors. Non-employee directors receive an annual retainer of $20,000 for service on the Board of Directors, plus $2,500 for attendance at each regularly scheduled meeting of the Board of Directors or each committee meeting not otherwise held on the day of a board meeting, and $1,000 for attendance by telephone at any specially called board meeting or committee meeting. The Chairs of the Audit Committee and Compensation Committee receive additional annual retainers of $10,000 and $5,000, respectively. In addition, in 2004, the Company adopted a policy pursuant to which each non-employee director was initially granted options to purchase 10,000 shares of the Company’s common stock and will annually be granted options to purchase 5,000 shares of such stock. The options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will vest in four equal annual installments. Initial grants under the policy were made in August 2004 and annual grants thereafter will be made on the date of the Company’s annual meeting of stockholders. Directors are also reimbursed for all out-of-pocket expenses incurred in attending such meetings. Dr. Miller has waived his right to receive his director fees and stock options.
Stockholder Communications with the Board of Directors
      Stockholders may send communications about matters of general interest to the stockholders of the Company to the Board of Directors, the Chairman of the Board, the Chair of the Audit Committee or the Chair of the Compensation Committee at the following address: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 E. El Segundo Blvd, El Segundo, CA 90245-4632. The Secretary will compile these communications and periodically deliver them to the Chairman of the Board, unless otherwise specifically addressed. Communications relating to accounting, internal controls over financial reporting or auditing matters will be referred to the Chair of the Audit Committee.
Code of Business Conduct and Ethics
      The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s senior financial and executive officers, as well as the Company’s directors. The Company will disclose any waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on the Company’s website, www.big5sportinggoods.com.
Litigation Involving Directors and Officers
      On August 12, 2005, the Company was served with a complaint filed in the California Superior Court in the County of Los Angeles, entitled William Childers v. Sandra N. Bane, et al., Case No. BC337945 (“Childers”), alleging breach of fiduciary duty, violation of the Company’s bylaws and unjust enrichment by certain executive officers. This complaint was brought both as a purported stockholder class action and as a purported derivative action on behalf of the Company against all of the members of the Company’s Board of Directors and certain current and former executive officers. The complaint alleges that the Company’s directors breached their fiduciary duties and violated the Company’s bylaws by, among other things, failing to hold an annual stockholders’ meeting on a timely basis and allegedly ignoring certain unspecified internal control problems, and that certain current and former executive officers were unjustly enriched by their receipt of certain compensation items. The complaint seeks an order requiring that an annual meeting of the Company’s stockholders be held, an award of unspecified damages in favor of the Company and against the individual defendants and an award of attorneys’ fees. The Company believes that the complaint is without merit and intends to defend the suit vigorously.
Compensation Committee Interlocks and Insider Participation
      For the fiscal year ended January 2, 2005, the compensation committee consisted of G. Michael Brown, as Chair, Sandra N. Bane and John G. Danhakl, none of whom is or has been an officer or employee of the Company or any of its subsidiaries. Ms. Bane and Mr. Danhakl do not have any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K. Mr. Brown is a partner at the law firm of Musick, Peeler & Garrett LLP. From time to time, the Company retains Musick, Peeler & Garrett LLP to handle various litigation matters.
      No interlocking relationship existed between the Board of Directors or the compensation committee of the Company and the board of directors or compensation committee of any other company.

Compensation Committee Report on Executive Compensation
      The compensation committee of the Board of Directors is responsible for making recommendations to the Board of Directors regarding the annual salaries and other compensation of the executive officers of the Company and providing assistance and recommendations with respect to compensation plans. The compensation committee also has the authority to administer and make award grants under the Company’s 1997 Management Equity Plan and 2002 Stock Incentive Plan.
      The Company’s compensation policy is based on linking executive compensation to the Company’s objectives of growth through increased earnings and maximizing stockholder value. The compensation committee monitors compensation levels for comparable retail companies and evaluates annual compensation on the basis of these compensation trends and the performance of the Company to determine whether adjustments to base salary or bonuses, or both, are appropriate.
      The compensation committee believes that stock ownership by key executives provides valuable performance incentives and helps to align the interests of key executives with the interests of the Company’s stockholders in maximizing stockholder value. While certain executive officers, including the Company’s Chief Executive Officer and President, have significant equity ownership in the Company, the compensation committee believes that additional option grants are appropriate to further align the interests of the Company’s executive officers with the interests of the Company’s stockholders. To facilitate these objectives, the Company adopted the 2002 Stock Incentive Plan, pursuant to which the Company may grant stock options to executives (as well as other employees and directors). The terms of the stock options grants are determined by the compensation committee based upon the position and responsibilities of the key executive, as well as a review of competitive equity compensation of officers of comparable retail companies.
      In accordance with the terms of his employment agreement, Steven G. Miller’s base salary was initially set in 2002 at $375,000 and was increased to $395,000 in 2003. His base salary was increased in 2004 by the compensation committee to $415,000, with a bonus of $615,000, based on comparable compensation packages provided to executives in similarly situated companies and the compensation committee’s subjective assessment of his performance. See “Employment Agreements.” In addition, in order to further align Steven G. Miller’s interests with those of the Company’s stockholders, the compensation committee awarded him options to purchase 30,000 shares of the Company’s common stock. Mr. Miller also received specified perquisites.
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-traded corporations for compensation in excess of $1,000,000 paid for any fiscal year to certain executive officers, including the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although the Company believes that, in general, its compensation practices should be cost-efficient with respect to taxes, the Company reserves the authority to award compensation that is not deductible under Section 162(m) to the Company’s executive officers to the extent consistent with other compensation objectives. Steven G. Miller was the only executive officer whose annual compensation in the fiscal year ended January 2, 2005 exceeded $1,000,000.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

G. Michael Brown (Chair)
Sandra N. Bane
John G. Danhakl
October 19, 2005
No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Executive Officers
      The following section sets forth certain information with respect to the Company’s current executive officers (other than Steven G. Miller, whose information is set forth above under “Nominees for Terms Expiring in 2008 (Class C Directors)” ): Executive officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Employment Agreements.”
      Barry D. Emerson has served as Chief Financial Officer and Treasurer since October 2005 and as Senior Vice President since September 2005. Prior to joining the Company, Mr. Emerson was employed by U.S. Auto Parts Network, Inc., an ecommerce distributor of aftermarket auto parts in the United States, where he served as Vice President, Treasurer and Chief Financial Officer during 2005. Prior to that, Mr. Emerson served as Vice President, Treasurer and Chief Financial Officer of Elite Information Group, Inc., a software product and services company, from 1999 through 2004. Age: 48.
      Gary S. Meade has served as Senior Vice President since July 2001 and General Counsel and Secretary since 1997. Mr. Meade also served as Vice President from 1997 to 2001. Prior to joining the Company, Mr. Meade was Thrifty Corporation’s Vice President, General Counsel and Secretary since 1992 and Thrifty Corporation’s Vice President — Legal Affairs since 1979. Age: 59.
      Richard A. Johnson has served as Senior Vice President, Store Operations since 1992. Prior to that, Mr. Johnson was Vice President, Store Operations since 1982. Age: 60.
      Thomas J. Schlauch has served as Senior Vice President, Buying since 1992. Prior to that, Mr. Schlauch served as Head of Buying from 1990 to 1992 and as Vice President, Buying from 1982 to 1990. Age: 60.
      Jeffrey L. Fraley has served as Senior Vice President, Human Resources since July 2001. Prior to that, Mr. Fraley served as Vice President, Human Resources from 1992 to 2001. Age: 49.

Executive Compensation
      The following table summarizes the compensation of the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers for the fiscal year ended January 2, 2005 (collectively, the “Named Executive Officers”):
Summary Compensation Table

					Long-Term Compensation
					Awards
		Annual
		Compensation(1)			Securities	All Other
					Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)	($)(2)

Steven G. Miller	2004	415,000	615,000		30,000	12,410
Chairman of the Board, President	2003	395,000	615,000		30,000	12,542
and Chief Executive Officer	2002	375,000	953,550	(3)	—	13,955

Thomas J. Schlauch	2004	233,000	217,000		10,000	12,410
Senior Vice President, Buying	2003	221,000	200,000		10,000	12,595
	2002	211,000	263,710	(3)	—	14,692

Richard A. Johnson	2004	207,000	197,000		10,000	12,410
Senior Vice President,	2003	195,000	180,000		10,000	11,426
Store Operations	2002	185,000	258,452	(3)	—	14,683

Charles P. Kirk	2004	217,000	170,000		10,000	12,410
Senior Vice President and	2003	205,000	170,000		10,000	12,260
Chief Financial Officer(4)	2002	195,000	248,452	(3)	—	12,302

Gary S. Meade	2004	167,000	98,000		10,000	12,051
Senior Vice President,	2003	155,000	85,000		10,000	12,260
General Counsel and Secretary	2002	145,000	95,721	(3)	—	11,537

(1)	Excludes perquisites and other personal benefits, securities or property. The aggregate amount of such compensation is less than the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for each of the Named Executive Officers.

(2)	Represents matching and profit-sharing contributions under the Company’s 401(k) plan, and insurance premiums paid by the Company on split-dollar executive life insurance policies. The Company discontinued such insurance policies in October 2003.

(3)	Amounts include one-time bonuses of $368,550, $73,710, $88,452, $88,452, and $20,271 paid in 2002 to Steven G. Miller, Thomas J. Schlauch, Richard A. Johnson, Charles P. Kirk and Gary S. Meade, respectively, in connection with the Company’s initial public offering, which were funded by a reduction in the redemption price of the Company’s preferred stock.

(4)	Mr. Kirk resigned from the Company on October 3, 2005.

2004 Option Grants
      The following table shows individual grants of options made to executive officers named in the Summary Compensation Table during fiscal 2004. All of these option grants were made under the 2002 Stock Incentive Plan, and the exercise price was based upon the fair market value of the Company’s common stock on the date of grant.

						Potential Realizable
						Value at Assumed
			% of Total			Annual Rates of
	Number of		Options			Stock Price
	Securities		Granted			Appreciation for
	Underlying		to	Exercise of		Option Term(2)
	Options Granted		Employees	Base	Expiration
Name	(#)(1)		in 2004	Price($/Sh)	Date	5%($)	10%($)

Steven G. Miller	30,000	(3)	7.6	24.61	2/13/14	464,313	1,176,660
Thomas J. Schlauch	10,000	(4)	2.5	24.61	2/13/14	154,771	392,220
Richard A. Johnson	10,000	(4)	2.5	24.61	2/13/14	154,771	392,220
Charles P. Kirk(5)	10,000	(4)	2.5	24.61	2/13/14	154,771	392,220
Gary S. Meade	10,000	(4)	2.5	24.61	2/13/14	154,771	392,220

(1)	Options are transferable under limited conditions, primarily to accommodate estate planning purposes.

(2)	This column shows the hypothetical gains on the options granted based on assumed annual compound price appreciation of 5% and 10% over the full ten-year term of the options. The assumed rates of 5% and 10% appreciation are mandated by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future prices.

(3)	These options vest in 48 equal monthly installments commencing on the first day of each month beginning March 1, 2004.

(4)	These options vest annually in four equal installments commencing on the first anniversary following the grant date of February 13, 2004.

(5)	Information regarding Mr. Kirk is included in this table because Mr. Kirk is listed under “Executive Compensation” on page 10. Mr. Kirk resigned from the Company on October 3, 2005.
Employment Agreements
      The Company has an employment agreement with Steven G. Miller, who currently serves Chairman of the Board, President and Chief Executive Officer.
      Steven G. Miller’s employment agreement provides that he will serve as Chairman of the Board of Directors, Chief Executive Officer and President for a term of four years from any given date, such that there shall always be a minimum of at least four years remaining under his employment agreement. The employment agreement provides for Steven G. Miller to receive an annual base salary of $375,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on standards to be established by the compensation committee. Steven G. Miller is also entitled to specified perquisites. In addition, as long as Steven G. Miller serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Company’s Board of Directors and on the board of directors of the Company’s wholly owned subsidiary, Big 5 Corp.
      If Steven G. Miller’s employment is terminated due to his death, the employment agreement provides for accelerated vesting of options that would have been exercisable during half of the remaining scheduled term of the employment agreement and the continuation of family medical benefits for the remaining scheduled term of the employment agreement. If Steven G. Miller’s employment is terminated due to his disability, the employment agreement provides that the Company will pay Steven G. Miller his remaining base salary for half of the remaining scheduled term of the employment agreement and an additional payment equal to two times the greater of (i) his last annual cash bonus or (ii) the average annual cash bonus paid during the last three fiscal years. In addition, the employment agreement provides for accelerated vesting of options that would have been exercisable during half of the remaining scheduled term of the employment agreement and the continuation of specified benefits for such term.
      If Steven G. Miller terminates the employment agreement for good reason or for any reason within six months of a change in control, or if the Company terminates the employment agreement without cause, the employment agreement provides the Company will pay Steven G. Miller his remaining base salary during the remaining scheduled term of the employment agreement and an additional payment equal to three times the greater of (i) his last annual cash bonus or (ii) the average annual cash bonus paid during the last three fiscal years. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits during the remaining scheduled term of the employment agreement.
      If Steven G. Miller terminates the employment agreement without good reason or the Company terminates the employment agreement for cause, Steven G. Miller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.
      On August 16, 2005, Big 5 Corp., the Company’s wholly-owned subsidiary, and Barry D. Emerson entered into an employment offer letter (the “Offer Letter”). The Offer Letter sets forth the terms of Mr. Emerson’s employment with the Company, Big 5 Corp. and Big 5 Services Corp., a wholly-owned subsidiary of Big 5 Corp. (together with the Company and Big 5 Corp., the “Big 5 Companies”). The Offer Letter provides that beginning on or before September 12, 2005, Mr. Emerson will commence employment as Senior Vice President of each of the Big 5 Companies, and upon the completion of the filings of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005 and its Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2005, he will also be appointed Chief Financial Officer and Treasurer of each of the Big 5 Companies. Mr. Emerson’s employment as Senior Vice President commenced on September 12, 2005 and he became Chief Financial Officer and Treasurer on October 3, 2005. The Offer Letter provides for Mr. Emerson to receive a starting annual base salary of $275,000 and a starting annual bonus of $125,000, to be paid in the first quarter of 2006 and prorated based upon the period of employment during the 2005 fiscal year. Pursuant to the Offer Letter, on the first day of his employment Mr. Emerson received a stock option grant to acquire 50,000 shares of the Company’s common stock, which vests 25% per year over four years and has a term of ten years. Pursuant to the Offer Letter, the exercise price for the options was $25.05, the closing price of the Company’s common stock on the day that Mr. Emerson started work with the Company. In addition, Mr. Emerson will receive specified perquisites, and be eligible for future stock option grants, comparable to those provided to other senior vice presidents of the Company.
      The Offer Letter also provides that the Company will enter into a mutually-acceptable severance agreement with Mr. Emerson setting forth the terms of his “at will” employment. If the Company terminates Mr. Emerson’s employment other than for “cause” (as defined), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for Mr. Emerson and his family.
Audit Committee Pre-approval Policies and Procedures
      The audit committee is required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to pre-approve the auditing and permissible non-audit services performed by the Company’s independent auditor to provide assurance that the provision of those services does not impair the independence of the auditor. The audit committee has adopted a pre-approval policy to assist it in carrying out this responsibility.
      Under the pre-approval policy, the annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee will approve, if necessary, any changes in terms, conditions and/or fees resulting from changes in audit scope, the Company’s organizational structure or other matters. In addition, if the audit committee, after reviewing documentation detailing the specific services to be provided by the independent auditors and having discussions with management, determines that the performance of such services would not impair the independence of the independent auditor, the audit committee may also approve (i) audit-related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor, (ii) tax services such as tax compliance, tax planning and tax advice and/or (iii) permissible non-audit services that it believes are routine and recurring services.
      All audit and permissible non-audit services provided by KPMG LLP to the Company for the fiscal years 2004 and 2003 were pre-approved in accordance with the Company’s pre-approval policies and procedures.
Fees Billed by KPMG LLP
      The aggregate fees billed for professional services provided by KPMG LLP in fiscal years 2004 and 2003 were:

Type of Fees	2004	2003

Audit Fees	1,504,000	$290,500
Audit-related Fees	—	68,500
Tax Fees	—	133,720
All Other Fees	—	0

Total Fees	1,504,000	$492,720
      In the above table, in accordance with the definitions of the Securities and Exchange Commission, “audit fees” are fees paid by the Company to KPMG LLP for the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and review of the unaudited financial statements included in its quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
      “Audit-related Fees” are fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. In fiscal 2003, audit-related fees consisted of fees for services primarily related to review of the Company’s registration statement for a secondary offering of common stock in the fourth quarter of fiscal 2003 and an audit of the Company’s benefit plan.
      “Tax Fees” are fees for tax compliance, tax advice and tax planning. In fiscal 2003, tax fees also included fees for tax advisory services relating to state and local taxes and unclaimed property regulations.
      “All Other Fees” are fees billed by KPMG LLP to the Company for any services not included in the first three categories.
Appointment of Auditors for Fiscal 2005
      The audit committee has reappointed KPMG LLP as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2005. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.
Audit Committee Report
      The Company’s management has primary responsibility for the Company’s financial statements and overall reporting process, including the Company’s system of internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the audit committee any issues that the independent registered public accounting firm believes should be brought to its attention. The audit committee oversees and monitors the Company’s financial reporting process and the quality of its internal and external audit process.

      The audit committee has reviewed the Company’s audited financial statements for the fiscal year ended January 2, 2005 and the notes thereto and discussed such financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.
      The audit committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), which includes, among other items, the independent registered public accounting firm’s responsibilities, any significant issues arising during the audit and any other matters related to the conduct of the audit of the Company’s financial statements. The audit committee also discussed with KPMG LLP such other matters as are required to be discussed by other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations.
      The audit committee has received the written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence from the Company. In addition, the audit committee concluded that KPMG LLP’s provision of non-audit services to the Company and its subsidiaries, as described above, is compatible with maintaining KPMG LLP’s independence.
      The audit committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The audit committee discussed with management and the independent registered public accounting firm the material weaknesses and significant control deficiencies identified during the course of the assessment and the audit and management’s plan to remediate them.
      In addition, the audit committee conducted an internal investigation of issues relating to a previously-reported error in an account within accounts payable as reported in the Company’s financial statements that was identified by management in the course of its annual year-end closing process and which resulted in the restatement of certain of the Company’s financial statements. The audit committee discussed the results of the investigation with the Company’s independent registered public accounting firm.
      The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Conclusion
      Based on the review and discussions referred to above, and taking into account the results of the investigation and the related restatements of the Company’s financial statements, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements and management’s assessment of effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Sandra N. Bane (Chair)
John G. Danhakl
Jennifer Holden Dunbar
October 19, 2005
No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

PERFORMANCE GRAPH
      Set forth below is a graph comparing the cumulative total stockholder return for the Company’s common stock with the cumulative total return of (i) the Nasdaq Market Index and (ii) the Nasdaq Retail Trade Index. Because the Company’s common stock began trading on June 25, 2002, the information in the graph is provided at monthly intervals and at the fiscal year end of 2002, 2003 and 2004. This graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.
Comparison of 30 Month Cumulative Total Return*
Among Big 5 Sporting Goods Corporation, the NASDAQ Stock Market (U.S.) Index
and the NASDAQ Retail Trade Index

*	$100 invested on 6/25/02 in stock or on 5/31/02 in index — including reinvestment of dividends. Indexes calculated on month-end basis.
Certain Relationships and Related Transactions

Relationship with Pacific Enterprises, Thrifty Corporation and Rite Aid Corp.
      Prior to September 1992, the predecessor to what is now the Company’s wholly owned operating subsidiary, Big 5 Corp., was a wholly owned subsidiary of Thrifty Corporation, which in turn was a wholly owned subsidiary of Pacific Enterprises. In December 1996, Thrifty Corporation was acquired by Rite Aid Corp.
      As a result of the Company’s prior relationship with Thrifty Corporation and its affiliates, the Company continues to maintain certain relationships with Rite Aid Corp. and Sempra Energy, the successor to Pacific Enterprises. These relationships include continuing indemnification obligations of Sempra Energy to the Company for certain environmental matters and obligations under ERISA arising out of Pacific Enterprises’ prior ownership of all of the capital stock of Thrifty Corporation and the predecessor to what is now the Company’s wholly owned subsidiary, including (i) indemnification for certain environmental liability costs incurred by the Company resulting from a contravention of applicable law relating to the prior and then existing use and ownership of the properties and assets (including all real estate) previously owned by Pacific Enterprises and (ii) indemnification for certain liability costs incurred by the Company resulting from a contravention by Pacific Enterprises of any applicable law relating to benefit plans sponsored by Thrifty PayLess, Inc. or Thrifty Corporation. The indemnification obligations of Sempra Energy relating to environmental liabilities, which pursuant to their terms are limited in scope and aggregate maximum dollar amounts, will continue until September 25, 2012, while the indemnification obligations relating to Sempra Energy’s obligations under ERISA will continue until the expiration of all applicable statutes of limitations. Green Equity Investors III, L.P., an affiliate of Leonard Green & Partners, L.P. and which was until November 21, 2003, the owner of more than 5% of the Company’s outstanding shares of common stock, holds convertible preferred stock in Rite Aid Corp. that, if converted, would represent approximately 7.3% of its outstanding stock.
      The Company leases certain property and equipment from Rite Aid, which leases this property and equipment from an outside party. Charges related to these leases totaled $0.5 million in the first three quarters of fiscal 2005 and $0.2 million, $0.2 million and $0.4 million for the fiscal years ended December 29, 2002, December 28, 2003 and January 2, 2005, respectively.

Amended and Restated Stockholders Agreement
      The Company had an amended and restated stockholders agreement with Green Equity Investors, L.P., Robert W. Miller and Steven G. Miller. In accordance with the terms of the amended and restated stockholders agreement, Green Equity Investors, L.P. designated Mr. Danhakl for nomination to the Board of Directors at the 2003 annual meeting of stockholders, and Robert W. Miller and Steven G. Miller voted all of their common stock in favor of electing Green Equity Investors, L.P.’s nominee. The amended and restated stockholders agreement terminated pursuant to its terms subsequent to the Company’s secondary offering in November 2003.

Legal Services
      G. Michael Brown is a partner of the law firm of Musick, Peeler & Garrett LLP. From time to time, the Company retains Musick, Peeler & Garrett LLP to handle various litigation matters.

Compensation Paid to and Arrangements with Family Members of Directors and Executive Officers
      The Company has an employment agreement with Robert W. Miller, who serves as Chairman Emeritus of the Board of Directors. Robert W. Miller is the father of Steven G. Miller and Michael D. Miller. Robert W. Miller’s employment agreement provides that he will serve as Chairman Emeritus of the Board of Directors for a term of three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. The employment agreement provides for Robert W. Miller to receive an annual base salary of $350,000. Robert W. Miller is also entitled to specified perquisites. If Robert W. Miller’s employment is terminated by either Robert W. Miller or the Company for any reason, the employment agreement provides that the Company will pay Robert W. Miller his annual base salary and provide specified benefits for the remainder of his life. The employment agreement also provides that in the event Robert W. Miller is survived by his wife, the Company will pay his wife his annual base salary and provide her specified benefits for the remainder of her life.
      Bradley A. Johnson, the son of Richard A. Johnson, the Company’s Senior Vice President, Store Operations, is employed by the Company as a Buyer. Bradley A. Johnson received a salary of $78,232 in fiscal 2004 and earned a bonus of $21,500. The salary and bonus received by Bradley A. Johnson is consistent with those paid to other Company employees with similar responsibilities.

Indemnification Agreements
      In addition to the indemnification provisions contained in the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, provide for indemnification of the

Company’s directors and executive officers for expenses, judgments, fines and settlement amounts (collectively, “Liabilities”) incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request, if the applicable director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. These agreements also require the Company to advance expenses incurred by any of its directors or executive officers in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. Pursuant to these agreements, the Company may advance expenses and indemnify, and in certain cases is required to advance expenses and indemnify, the Company’s directors and executive officers for certain Liabilities incurred in connection with or related to the Childers action. Additional information regarding the Childers lawsuit in contained in this proxy statement under the heading “Election of Directors — Litigation Involving Directors and Officers.”
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely upon review of copies of Section 16(a) reports furnished to the Company during or with respect to the year ended January 2, 2005, the Company believes that all Section 16(a) reporting requirements were met during fiscal 2004, except that Thomas J. Schlauch did not timely report a sale of 4,900 shares of the Company’s common stock that occurred on April 2, 2004. The report was due by April 6, 2004 and was filed on April 8, 2004.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information regarding beneficial ownership of the Company’s common stock as of October 15, 2005 by:

•	each of the individuals listed under “Executive Compensation” on page 10;

•	each of the Company’s directors;

•	each person, or group or affiliated persons, who is known by the Company to beneficially own more than 5% the Company’s common stock; and

•	all current directors and executive officers as a group.

      Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. Percentage ownership is based on 22,678,827 shares of common stock outstanding as of October 15, 2005.

	Beneficial Ownership of
	Common Stock

Name(1)	Shares		Percent(%)(2)

Steven G. Miller	1,464,232	(3)	6.4
Michael D. Miller	428,000	(4)	1.9
Thomas J. Schlauch	87,500	(5)	*
Richard A. Johnson	186,702	(6)	*
Barry D. Emerson	0		0
Gary S. Meade	34,325	(7)	*
Charles P. Kirk	214,100	(8)	*
Sandra N. Bane	2,500	(9)	*
G. Michael Brown	2,500	(10)	*
John G. Danhakl	68,478	(11)	*
Jennifer Holden Dunbar	4,893	(12)	*
All directors and executive officers as a group	2,327,330	(13)	10.2
5% Stockholders
Neuberger Berman, Inc.(14)	2,807,849		12.4
FMR Corp.(15)	2,734,774		12.1
Wasatch Advisors, Inc.(16)	2,210,344		9.7

*	Indicates less than 1%.

(1)	The address for each stockholder is 2525 East El Segundo Boulevard, El Segundo, California 90245, except as otherwise indicated below.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of October 15, 2005 are deemed to be outstanding and beneficially owned by the person holding such options or who otherwise has beneficial ownership thereof for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 1,005,000 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, 424,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and 35,000 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005. Mr. Miller disclaims beneficial ownership in the shares owned by Robert W. and Florence Miller Family Partners, L.P. except to the extent of his pecuniary interest therein. Jacquelyne G. Miller shares beneficial ownership of the 1,005,000 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(4)	Represents 428,000 shares of common stock held by Michael D. Miller, Trustee of the Miller Living Trust dated December 11, 1997.

(5)	Includes 7,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005.

(6)	Includes 7,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005.

(7)	Includes 7,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005.

(8)	Includes 7,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005. Information regarding Mr. Kirk is included in this table because Mr. Kirk is listed under “Executive Compensation” on page 10. Mr. Kirk resigned from the Company on October 3, 2005.

(9)	Includes 2,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005.

(10)	Includes 2,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005.

(11)	Includes 1,247 shares of common stock owned directly by John G. Danhakl, 11,097 shares of common stock owned by Mr. Danhakl and his wife, Kathy Danhakl, as joint tenants, and 53,634 shares of common stock owned by the Danhakl Revocable Family Trust and 2,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005. The address for Mr. Danhakl is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(12)	Includes 2,393 shares of common stock held by Jennifer Holden Dunbar, Trustee of the Lilac II Trust dated June 28, 2000 and 2,500 shares which may be acquired upon the exercise of options exercisable within 60 days of October 15, 2005.

(13)	Includes 73,500 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of October 15, 2005.

(14)	The address for Neuberger Berman, Inc. is 605 Third Ave., New York, NY, 10158-3698, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2005. According to Items 6 and 7 of the Schedule 13G/A filed by the stockholder on February 16, 2005, as a parent holding company of Neuberger Berman LLC and Neuberger Berman Management Inc. which manage certain accounts in which the reported shares are held, stockholder has been granted the shared authority to dispose of and vote those shares. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G/A.

(15)	The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. According to Items 3 and 7 of the Schedule 13G/A filed by the stockholder on February 14, 2005, as a parent holding company of certain investment advisors and banks which manage accounts in which the reported shares are held, stockholder has been granted the authority to dispose of the shares. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G/A.

(16)	The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2005. According to Item 4 of the Schedule 13G/A filed by the stockholder on January 10, 2005, the stockholder is an investment advisor and has been granted the authority to dispose of and vote the shares reported. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G/A.
Stockholder Proposals
      In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than July 12, 2006 if the Company’s next annual meeting were held in December 2006. However, the Company will likely elect to hold its next annual meeting in the spring or summer of 2006, in which event any such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Amended and Restated Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement. The Company will provide a copy of its Amended and Restated Bylaws to any stockholder of record upon written request.
Annual Report on Form 10-K
      The Company’s Annual Report on Form 10-K, as amended and exclusive of exhibits, including financial statements for fiscal year 2004, was mailed to stockholders with this Proxy Statement and contains financial and other information about the Company.
      The information set forth under “Audit Committee,” “Compensation Committee Report on Executive Compensation,” “Audit Committee Report” and “Performance Graph” shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
      THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2004 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BIG 5 SPORTING GOODS CORPORATION, 2525 EAST EL SEGUNDO BOULEVARD, EL SEGUNDO CALIFORNIA, 90245, ATTENTION: SECRETARY.
Other Matters
      Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

PROXY
BIG 5 SPORTING GOODS CORPORATION
PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Steven G. Miller, Gary S. Meade and Barry D. Emerson, or any of them, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.
Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2005 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY.
PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
(See reverse side)

▼ FOLD AND DETACH HERE ▼
Please mark votes as in this example:☒

WITHHOLD
	FOR	AUTHORITY
ELECTION OF TWO CLASS C DIRECTORS:	ALL	FOR ALL
Nominees: Steven G. Miller Jennifer Holden Dunbar	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO OCTOBER 15, 2005.

FOR ADDRESS CHANGES, PLEASE MARK THE BOX TO THE RIGHT AND WRITE THEM ON THE LABEL BELOW.	☐

Dated:	, 2005

Signature
Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

▼Please Detach Here ▼
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope